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                                EXHIBIT (11)(C)
                   CONSENT OF ROPES & GRAY IS FILED HEREWITH.


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                               CONSENT OF COUNSEL

        We hereby consent to the use of our name and the references to our firm under the caption "Legal Counsel," included in or made a part of Post-Effective Amendment No. 36 to the Registration Statement of The One Group. (Nos. 2-95973 and 811-4236) on Form N-1A under the Securities Act of 1933, as amended.

                                          /s/ Ropes & Gray
                                          ----------------------------
                                          ROPES & GRAY

Washington, D.C.
November 17, 1995